                                                                     Exhibit 1


                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                             ELI LILLY AND COMPANY,



                            GENESIS MERGER SUB, INC.



                                       and



                        APPLIED MOLECULAR EVOLUTION, INC.



                          Dated as of November 21, 2003

                                TABLE OF CONTENTS


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                                                                                                             ----


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ARTICLE I             DEFINITIONS.......................................................................        1


ARTICLE II            THE MERGER........................................................................        9

     Section 2.1      The Merger........................................................................        9
     Section 2.2      Closing...........................................................................       10
     Section 2.3      Effective Time....................................................................       10
     Section 2.4      Certificate of Incorporation and By-Laws..........................................       10
     Section 2.5      Directors and Officers............................................................       10
     Section 2.6      Tax Consequences..................................................................       11

ARTICLE III           MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER..........       11

     Section 3.1      Effect on Capital Stock...........................................................       11
     Section 3.2      Share Election....................................................................       14
     Section 3.3      Exchange of Company Certificates..................................................       15
     Section 3.4      Company Stock Options/Purchase Rights.............................................       18

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................       20

     Section 4.1      Organization......................................................................       20
     Section 4.2      Capitalization....................................................................       20
     Section 4.3      Subsidiaries......................................................................       21
     Section 4.4      Authority.........................................................................       22
     Section 4.5      Consents and Approvals; No Violations.............................................       22
     Section 4.6      Books and Records.................................................................       23
     Section 4.7      SEC Reports and Financial Statements..............................................       23
     Section 4.8      Absence of Certain Changes or Events..............................................       24
     Section 4.9      No Undisclosed Liabilities........................................................       24
     Section 4.10     Benefit Plans; Employees and Employment Practices.................................       24
     Section 4.11     Contracts.........................................................................       27
     Section 4.12     Insurance.........................................................................       28
     Section 4.13     Litigation........................................................................       28
     Section 4.14     Compliance with Applicable Law....................................................       29
     Section 4.15     Taxes and Tax Returns.............................................................       30
     Section 4.16     Hazardous Substances..............................................................       32
     Section 4.17     State Takeover Statutes...........................................................       32
     Section 4.18     Rights Agreement..................................................................       32
     Section 4.19     Intellectual Property.............................................................       32
     Section 4.20     Regulatory Compliance.............................................................       35
     Section 4.21     Absence of Indemnifiable Claims, etc..............................................       37
     Section 4.22     Opinion of Financial Advisor......................................................       37
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                                       i
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
     Section 4.23     Board Approval....................................................................       37
     Section 4.24     Voting Requirements...............................................................       37
     Section 4.25     Brokers and Finders...............................................................       37
     Section 4.26     Information Supplied..............................................................       38
     Section 4.27     No Other Representations..........................................................       38

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................       38

     Section 5.1      Organization......................................................................       38
     Section 5.2      Capitalization....................................................................       39
     Section 5.3      Authority.........................................................................       39
     Section 5.4      Consents and Approvals; No Violations.............................................       39
     Section 5.5      Parent SEC Documents..............................................................       40
     Section 5.6      Brokers and Finders...............................................................       40
     Section 5.7      Information Supplied..............................................................       40
     Section 5.8      Financing.........................................................................       41
     Section 5.9      Board Approval....................................................................       41
     Section 5.10     No Stockholder Approval...........................................................       41
     Section 5.11     Interim Operations of Merger Sub..................................................       41
     Section 5.12     Ownership of Company Shares.......................................................       41
     Section 5.13     No Other Representations..........................................................       41

ARTICLE VI            COVENANTS.........................................................................       42

     Section 6.1      Covenants of the Company..........................................................       42
     Section 6.2      No Solicitation...................................................................       45
     Section 6.3      Company Stockholder Meeting; Preparation of Form S-4 Proxy Statement/Prospectus...       48
     Section 6.4      Access to Information.............................................................       50
     Section 6.5      Disclosure Supplements............................................................       50
     Section 6.6      Reasonable Efforts................................................................       50
     Section 6.7      State Takeover Statutes...........................................................       51
     Section 6.8      Indemnification...................................................................       51
     Section 6.9      Certain Litigation................................................................       52
     Section 6.10     Listing of Parent Shares..........................................................       53
     Section 6.11     Affiliates........................................................................       53
     Section 6.12     Notification of Certain Matters...................................................       53
     Section 6.13     Tax Covenants.....................................................................       53
     Section 6.14     Section 16 Matters................................................................       54
     Section 6.15     Benefits and Other Employee Matters...............................................       54
     Section 6.16     Subsidiary Matters................................................................       55

ARTICLE VII           CONDITIONS........................................................................       55

     Section 7.1      Conditions to Each Party's Obligation to Effect the Merger........................       55
     Section 7.2      Conditions to Parent and Merger Sub's Obligation to Effect the Merger.............       56
     Section 7.3      Conditions to the Company's Obligation to Effect the Merger.......................       57
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
     Section 7.4      Frustration of Closing Conditions.................................................       58

ARTICLE VIII          TERMINATION AND AMENDMENT.........................................................       58

     Section 8.1      Termination.......................................................................       58
     Section 8.2      Effect of Termination.............................................................       59
     Section 8.3      Fees and Expenses.................................................................       60
     Section 8.4      Termination Fee...................................................................       60
     Section 8.5      Extension; Waiver.................................................................       61

ARTICLE IX            MISCELLANEOUS.....................................................................       61

     Section 9.1      Nonsurvival of Representations and Warranties.....................................       61
     Section 9.2      Notices...........................................................................       61
     Section 9.3      Interpretation....................................................................       62
     Section 9.4      Counterparts......................................................................       63
     Section 9.5      Entire Agreement; No Third Party Beneficiaries....................................       63
     Section 9.6      Governing Law.....................................................................       63
     Section 9.7      Publicity.........................................................................       63
     Section 9.8      Assignment........................................................................       63
     Section 9.9      Enforcement.......................................................................       64
     Section 9.10     Severability......................................................................       64
     Section 9.11     Modification......................................................................       64

EXHIBIT A             FORM OF AFFILIATE AGREEMENT.......................................................      A-1
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                                      iii

            AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 21, 2003, by and among Eli Lilly and Company, an Indiana corporation ("Parent"), Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Applied Molecular Evolution, Inc., a Delaware corporation (the "Company").

            WHEREAS, the Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

            WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company are each simultaneously entering into a Voting and Support Agreement with Parent with respect to the approval of the Merger and certain restrictions on the transfer of securities of the Company (collectively, the "Voting and Support Agreements"); and

            WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

             "Acquisition Agreement" shall have the meaning set forth in Section 6.2(c).

            "Agreement" shall have the meaning set forth in the Preamble hereto.

            "Bankruptcy and Equity Exception" shall have the meaning set forth in Section 4.4.

            "Benefit Plan" shall have the meaning set forth in Section 4.10(a).

            "Biologic" shall have the meaning set forth in Section 4.20(a).

            "Business Day" shall mean any day, other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

            "Cash Consideration" shall have the meaning set forth in Section 3.1(c).

            "Cash Election" shall have the meaning set forth in Section 3.1(f).

            "Cash Election Number" shall have the meaning set forth in Section 3.1(j).

            "Cash Election Shares" shall have the meaning set forth in Section 3.1(g).

            "Cash Fraction" shall have the meaning set forth in Section 3.1(g).

            "Certificate of Merger" shall have the meaning set forth in Section 2.3.

            "Closing" shall have the meaning set forth in Section 2.2.

            "Closing Date" shall have the meaning set forth in Section 2.2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

            "Commonly Controlled Entity" shall have the meaning set forth in
Section 4.10(c).

            "Company" shall have the meaning set forth in the Preamble hereto.

            "Company Adverse Recommendation Change" shall have the meaning set forth in Section 6.2(c).

            "Company Certificate" shall have the meaning set forth in Section 3.1(c).

            "Company Closing Share Number" shall mean the number of Company Shares issued and outstanding immediately prior to the Effective Time, other than such Company Shares that are to be canceled in the Merger pursuant to
Section 3.1(b) hereof.

            "Company Contract" shall have the meaning set forth in Section 4.11(b).

            "Company Disclosure Schedule" shall have the meaning set forth in
Article IV.

            "Company Employees" shall have the meaning set forth in Section 6.15(a).

            "Company ESPP" shall have the meaning set forth in Section 4.2(a).

            "Company Filed SEC Documents" shall have the meaning set forth in
Section 4.8.

            "Company Financial Advisor" shall have the meaning set forth in
Section 4.22.

            "Company Indemnity Agreements" shall have the meaning set forth in
Section 6.8(a).

            "Company Intellectual Property" shall have the meaning set forth in
Section 4.19(a).

            "Company Intellectual Property Contracts" shall have the meaning set forth in Section 4.19(b).

            "Company Material Adverse Effect" shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company and its Subsidiaries to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) any change in Law or GAAP,
(ii) general economic or financial market conditions, (iii) general changes or developments in the biotechnology industry that do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries taken as a whole or (iv) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall not be considered in determining if a Company Material Adverse Effect has occurred.

            "Company Option" shall have the meaning set forth in Section 3.4(a).

            "Company Permits" shall have the meaning set forth in Section
4.14(a).

            "Company Preferred Shares" shall have the meaning set forth in
Section 4.2(a).

            "Company Rights" shall mean any of the Rights, as such term is defined in the Company Rights Agreement.

            "Company Rights Agreement" shall mean the Rights Agreement, dated as of May 10, 2001, as amended by Amendment No. 1 to Rights Agreement, dated as of November 4, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent.

            "Company SEC Documents" shall have the meaning set forth in Section 4.7(a).

            "Company Share" shall mean one share of common stock of the Company, $0.001 par value per share.

            "Company Stock Plans" shall have the meaning set forth in Section 4.2(a).

            "Company Stockholder Approval" shall have the meaning set forth in
Section 4.4.


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            "Company Stockholder Meeting" shall have the meaning set forth in
Section 4.24.

            "Confidentiality Agreement" shall mean the Two-Way Confidentiality and Non-Use Agreement, effective as of August 30, 2002, as amended by the Extension and Amendment of Two-Way Confidentiality and Non-Use Agreement dated August 25, 2003 and further amended by the Amendment, dated as of November 20, 2003, to the Two-Way Confidentiality and Non-Use Agreement, between Parent and the Company and as amended by the Standstill Agreement.

            "Continuing Employee" shall have the meaning set forth in Section 3.4(a).

            "Contract" shall mean any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

            "DGCL" shall mean the Delaware General Corporation Law.

            "Dissenting Shares" shall have the meaning set forth in Section 3.1(e).

            "Effective Time" shall have the meaning set forth in Section 2.3.

            "Election Date" shall have the meaning set forth in Section 3.2(c).

            "Environmental Law" shall mean any Law relating to (a) pollution,
(b) protection of the environment (including air, water, soil, subsurface strata and natural resources) or the health of humans or other living organisms from exposure to Hazardous Substances; and (c) the regulation of the generation, use, storage, handling, transportation, treatment, Release or remediation of Hazardous Substances.

            "ERISA" shall have the meaning set forth in Section 4.10(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Exchange Agent" shall have the meaning set forth in Section 3.2(b).

            "Exchange Ratio" shall mean the quotient obtained by dividing (a) $18.00 by (b) the closing price for a Parent Share on the NYSE Composite Tape on the Closing Date.

            "FDA" shall mean the United States Food and Drug Administration.

            "FDCA" shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended.

            "FIRPTA Certificate" shall have the meaning set forth in Section 7.2(f).

            "Form of Election" shall have the meaning set forth in Section
3.2(c).

            "Form S-4" shall have the meaning set forth in Section 6.3(b).

            "GAAP" shall mean United States generally accepted accounting principles.

            "Governmental Entity" shall mean any governmental body, court, agency, official or regulatory or other authority, whether federal, state, local or foreign.

            "Hazardous Substance" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, toxic substance, petroleum or petroleum-derived substance, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) defined by or regulated as or having the characteristics of "hazardous," "toxic," "pollutant," "contaminant," "flammable," "corrosive," "reactive," "explosive," "carcinogenic," "mutagenic" or "radioactive" under any applicable Environmental Law.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Parties" shall have the meaning set forth in Section 6.8(a).

            "Intellectual Property" shall have the meaning set forth in Section 4.19(a).

            "IP Contracts" shall have the meaning set forth in Section 4.19(a).

            "IRS" shall mean the Internal Revenue Service.

            "Knowledge" or any similar formulation of knowledge shall mean the actual knowledge of, with respect to the Company, those persons set forth on
Section 4 of the Company Disclosure Schedule, and with respect to Parent, those persons set forth on Section 5 of the Parent Disclosure Schedule.

            "Law" shall mean any statute, law, ordinance, rule or regulation of any Governmental Entity, including any Environmental Law.

            "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

            "Liens" shall mean pledges, claims, liens, charges, encumbrances and security interests of any kind or nature.

            "Merger" shall have the meaning set forth in Section 2.1.

            "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

            "Merger Sub" shall have the meaning set forth in the Preamble hereto.

            "Non-Election" shall have the meaning set forth in Section 3.1(f).

            "Non-Election Shares" shall have the meaning set forth in Section 3.1(g).

            "Non-Owned Intellectual Property" shall have the meaning set forth in Section 4.19(a).

            "Notice of Adverse Recommendation" shall have the meaning set forth in Section 6.2(c).

            "Novasite" shall mean Novasite Pharmaceuticals, Inc., a Delaware corporation.

            "Novasite License Agreement" shall mean the License Agreement, dated as of November 12, 1999, between the Company and Novasite.

            "Novasite Restated License Amendment" shall mean the Restated License Agreement, dated as of November 19, 2003, by and between the Company and Novasite.

            "NYSE" shall mean the New York Stock Exchange.

            "Order" shall mean any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Entity.

            "Owned Intellectual Property" shall have the meaning set forth in
Section 4.19(a).

            "Parent" shall have the meaning set forth in the Preamble hereto.

            "Parent Disclosure Schedule" shall have the meaning set forth in
Article V.

            "Parent Filed SEC Documents" shall have the meaning set forth in
Section 5.6.

            "Parent Material Adverse Effect" shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of Parent and its Subsidiaries taken as a whole or on the ability of Parent or Merger Sub to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) any change in Law or GAAP, (ii) general economic or financial market conditions, (iii) general changes or developments in the industries in which Parent and its Subsidiaries operate that do not have a materially disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries taken as a whole or (iv) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall not be considered in determining if a Parent Material Adverse Effect has occurred.

            "Parent Preferred Shares" shall have the meaning set forth in
Section 5.2(a).

            "Parent SEC Documents" shall have the meaning set forth in Section 5.5(a).

            "Parent Share" shall mean one share of common stock of Parent, no par value.

            "Patents" shall have the meaning set forth in Section 4.19(a).

            "Pension Plans" shall have the meaning set forth in Section 4.10(a).

            "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entities.

            "Proxy Statement/Prospectus" shall have the meaning set forth in
Section 6.3(b).

            "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

            "Representatives" shall have the meaning set forth in Section
6.2(a).

            "Rights Agreement Amendment" shall have the meaning set forth in
Section 4.18.

            "Sarbanes-Oxley Act" shall have the meaning set forth in Section 4.14(c).

            "SEC" shall mean the United States Securities and Exchange Commission or the staff thereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Series A Shares" shall have the meaning set forth in Section
4.2(a).

            "Short Period" means any Taxable Period that ends on the Closing
Date.

            "Shrink Wrap Licenses" shall have the meaning set forth in Section 4.19(a).

            "Specified Compounds" shall mean "AME-527" and "AME-133."

            "Standstill Agreement" shall mean the Exclusive Negotiation, Standstill and Employee Non-Solicitation Agreement, dated as of October 20, 2003, between Parent and the Company.

            "Stock Consideration" shall have the meaning set forth in section 3.1(c).

            "Stock Election" shall have the meaning set forth in Section 3.1(f).

            "Stock Election Number" shall mean the Company Closing Share Number minus the Cash Election Number.

            "Stock Election Shares" shall have the meaning set forth in Section 3.1(g).

            "Stock Fraction" shall have the meaning set forth in Section 3.1(h).

            "Stock Plan Registration Statement" shall have the meaning set forth in Section 3.4(a).

            "Subsidiary" shall mean, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

            "Substitute Option" shall have the meaning set forth in Section 3.4(a).

            "Superior Proposal" shall mean a bona fide written Takeover Proposal made by a third party to purchase at least 80% of the outstanding equity securities of the Company pursuant to a tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets, recapitalization or similar transaction involving the Company (i) on terms which the Company's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior for the stockholders of the Company (in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated hereby and any alternative proposed by Parent or Merger Sub in accordance with
Section 6.2(c) hereof and (ii) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror).

            "Surviving Corporation" shall have the meaning set forth in Section 2.1.

            "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries taken as a whole or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning at least 15% of any class of equity securities of the Company or (iii) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction involving the Company other than the Merger.

            "Tax Reserve" shall have the meaning set forth in Section 4.15(c).

            "Tax Return" shall mean any report, return, election, notice, estimate, declaration, information statement or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing authority in connection with any Tax (including estimated Taxes), and shall include any amendment to any of the foregoing.

            "Taxable Period" shall mean any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period; e.g., a quarter or a Short Period) with respect to which any Tax may be imposed under any applicable Law.

            "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including taxes that are or are based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

            "Termination Date" shall have the meaning set forth in Section 8.1(b)(ii).

            "Termination Fee" shall have the meaning set forth in Section
8.4(a).

            "Trade Secrets" shall have the meaning set forth in Section 4.19(a).

            "Transition Services Agreement" shall mean the Transition Services Agreement dated as of November 12, 1999 between the Company and Novasite, which agreement has previously expired pursuant to its terms.

            "Voting and Support Agreements" shall have the meaning set forth in the Recitals hereto.

            "Welfare Plans" shall have the meaning set forth in Section 4.10(a).



                                   ARTICLE II
                                   THE MERGER

            Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").

            Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., New York City time, no later than the second Business Day following the satisfaction (subject to applicable Law) of the conditions set forth in Article VII of this Agreement (other than (i) those conditions that are waived by the party or parties for whose benefit such conditions exist, and (ii) any such conditions which, by their terms, are not capable of being satisfied until the Closing Date, but subject to the satisfaction of such conditions as of the Closing); or (b) at such other place, time, and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur shall be a day that is a NYSE trading day and is referred to herein as the "Closing Date."

            Section 2.3 Effective Time. If all the conditions to the Merger set forth in Article VII of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VIII hereof, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be properly executed and filed in accordance with the DGCL and the terms of this Agreement on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later time as is specified by the parties hereto as the Effective Time in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises and be subject to all of the debts, liabilities and duties of the Company and Merger Sub.

            Section 2.4       Certificate of Incorporation and By-Laws.

            (a) The Certificate of Merger shall provide that, at the Effective Time, the certificate of incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the certificate of incorporation of Merger Sub, except for Article I thereof, which shall continue to read "The name of the corporation is Applied Molecular Evolution, Inc."

            (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the initial by-laws of the Surviving Corporation.

            Section 2.5       Directors and Officers.

            (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 2.6 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and for all relevant Tax purposes.



                                  ARTICLE III
    MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

            Section 3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Company Share held by the Company or any Subsidiary of the Company or owned by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

            (c) Conversion of Company Shares. Subject to Section 3.1(d) through 3.1(j) and 3.3(d), each issued and outstanding Company Share (other than Company Shares to be canceled in accordance with Section 3.1(b) hereof and together with any associated Company Rights) shall automatically be converted into the right to receive, at the option of the holder as contemplated by Section 3.1(f) through 3.1(i), either (i) a number of Parent Shares equal to the Exchange Ratio (the "Stock Consideration") or (ii) an amount in cash equal to $18.00, without interest (the "Cash Consideration" and together with the Stock Consideration, the "Merger Consideration"). All Company Shares converted into the right to receive the Merger Consideration pursuant to this Section 3.1(c) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such Company Shares ("Company Certificate") shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Company Shares become entitled in accordance with this Article III upon the surrender of such Company Certificate.

            (d) Adjustments. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, Company Shares or Parent Shares, each of the Exchange Ratio, Stock Consideration and the Cash Consideration shall be adjusted accordingly, without duplication, to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

            (e) Dissenting Company Shares. Company Shares that have not been voted for adoption of this Agreement and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw (in accordance with Section 262(k) of the DGCL) his demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares shall cease to be a Dissenting Share and shall be converted into and represent the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not make any payments with respect to, or compromise or settle, any demand for appraisal without the written consent of Parent. If any holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such stockholder's right to dissent from the Merger prior to the Election Date, each of such holder's Company Shares shall thereupon be deemed to be Non-Election Shares for all purposes of this Article III. If any holder of Dissenting Shares shall have failed to perfect or has effectively withdrawn or lost such stockholder's right to dissent from the Merger after the Election Date, each of such holder's Company Shares shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive the Stock Consideration or the Cash Consideration, or a combination thereof, as determined by Parent, subject to Section 3.1(j), in its sole discretion.

            (f) Subject to the provisions of this Section 3.1, each record holder of Company Shares outstanding immediately prior to the Effective Time to be converted in the Merger pursuant to Section 3.1(c) will be entitled to elect to receive for each Company Share held by such holder either (i) the Stock Consideration per Company Share ("Stock Election") or (ii) the Cash Consideration per Company Share ("Cash Election"). Any holder of Company Shares who fails to properly make a Cash Election or Stock Election and any holder who fails to submit to the Exchange Agent a properly completed and signed and properly and timely submitted Form of Election shall be deemed to have indicated no preference as to the receipt of cash or Parent Shares with respect to such holder's Company Shares (a "Non-Election") and will receive for such

Company Shares the Merger Consideration described in Section 3.1(g), 3.1(h) or 3.1(i), as applicable.

            (g) If the aggregate number of Company Shares for which cash is elected under a Cash Election and Dissenting Shares, if any (collectively, the "Cash Election Shares"), exceeds the Cash Election Number, all Company Shares for which Stock Consideration was elected under a Stock Election (collectively, the "Stock Election Shares") and all Company Shares covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares (other than Dissenting Shares) shall be converted into the right to receive cash and Parent Shares in the following manner: each Cash Election Share (other than Dissenting Shares) shall be converted into the right to receive (i) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and (ii) a number of Parent Shares equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction.

            (h) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Parent Shares and cash in the following manner: each Stock Election Share shall be converted into the right to receive (i) a number of Parent Shares equal to the product of
(A) the Exchange Ratio and (B) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and (ii) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (A) the Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

            (i) In the event that neither Section 3.1(g) or 3.1(h) is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration and all Non-Election Shares shall be converted into the right to receive (A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the Cash Consideration and (y) a fraction, the numerator of which shall be the Cash Election Number less the number of Cash Election Shares and the denominator of which shall be the number of Non-Election Shares, and (B) a number of shares of Parent Shares equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Stock Election Number less the number of Stock Election Shares and the denominator of which shall be the number of Non-Election Shares.

            (j) Notwithstanding anything contained herein to the contrary, the maximum number of Company Shares (including Dissenting Shares, if any), that shall be converted into the right to receive the Cash Consideration shall be equal to that number which corresponds to 20% of the number of Company Shares outstanding immediately prior to the Effective Time (such number rounded to the nearest whole share, the "Cash

Election Number"); provided, however, that if either (i) the tax opinion delivered to the Company referred to in Section 7.3(d) cannot be rendered (including, without limitation, as a result of cash deemed paid in connection with the withholding described in Section 7.2(f)) (as reasonably determined by Pillsbury Winthrop LLP, special tax counsel to the Company) or (ii) the tax opinion delivered to Parent referred to in Section 7.2(h) cannot be rendered (including, without limitation, as a result of cash deemed paid in connection with the withholding described in Section 7.2(f)) (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom (Illinois), special tax counsel to Parent), then the Cash Election Number shall be reduced to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

            Section 3.2       Share Election.

            (a) Each Person who, on or prior to the Election Date is a record holder of Company Shares shall have the right, subject to Section 3.1, to submit a Form of Election specifying (i) the number of Company Shares that such Person desires to be converted into the Cash Consideration pursuant to the Cash Election, or (ii) the number of Company Shares that such Person desires to be converted into the Stock Consideration pursuant to the Stock Election.

            (b) Prior to the mailing of the Proxy Statement/Prospectus to the record holders of Company Shares, Wells Fargo Shareholder Services, St. Paul, Minnesota, which currently acts as transfer agent with respect to Parent Shares, or such other bank, trust company, Person or Persons reasonably acceptable to the Company, shall be designated by Parent to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration.

            (c) Parent, or its authorized agent or representative, shall prepare a form of election (the "Form of Election"), which Form of Election shall contain the Letter of Transmittal, for mailing with the Proxy Statement/Prospectus. The Form of Election shall be (i) mailed to the record holders of Company Shares as of the record date for the Company Stockholder Meeting, and (ii) used by each record holder of Company Shares to make either the Cash Election or the Stock Election, subject to the provisions of Section
3.1. The Company shall also use its reasonable efforts to make the Form of Election and the Proxy Statement/Prospectus available to all Persons who become holders of Company Shares during the period between such record date and the Election Date. Any such holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the date of the Company Stockholder Meeting (the "Election Date") a Form of Election properly completed and signed and accompanied by (i) Company Certificates for the Company Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Company Certificates as set forth on such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act), provided that such Company Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or

(ii) in the case of book-entry shares, any additional documents specified in the procedures set forth in the Form of Election.

            (d) Any Form of Election may be revoked by a holder of Company Shares submitting such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned or if the Company's stockholders fail to approve the Merger. If a Form of Election is revoked, the Company Certificates (or guarantees of delivery, if applicable) for the Company Shares, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

            (e) Parent shall have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. None of Parent, the Company and the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by Section
3.1 and all such computations shall be conclusive and binding on the holders of Company Shares. The Exchange Agent may, with the mutual written consent of Parent and the Company, make such rules as are consistent with Section 3.1 for the implementation of the elections provided for herein as shall be necessary or desirable to effect fully such elections.

            (f) If Parent or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the holder making such purported Cash Election or Stock Election shall for purposes of this Agreement, be deemed to have made a Non-Election.

            Section 3.3       Exchange of Company Certificates.

            (a) As soon as reasonably practicable, but no more than two
Business Days following the Effective Time, Parent shall deposit with the Exchange Agent, (i) one or more certificates representing Parent Shares sufficient to deliver the aggregate Stock Consideration and (ii) cash sufficient to deliver the aggregate Cash Consideration, cash payable in lieu of fractional Parent Shares pursuant to Section 3.3(d) and any dividends or other distributions pursuant to Section 3.3(c).

            (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to (and, if permitted by the Exchange Agent, to make available for collection in person) each holder of record of Company Certificates (other than Company Certificates representing Dissenting Shares) that has not timely submitted a properly completed and executed Form of Election accompanied by an appropriately endorsed Company Certificate representing all of the

Company Shares owned by that stockholder (or, alternatively, by an appropriate guarantee of delivery), (i) a letter of transmittal (the "Letter of Transmittal"), a copy of which shall have been provided to the Company prior to the mailing thereof, that shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon proper delivery of Company Certificates to the Exchange Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Certificates in exchange for the Merger Consideration (which instructions shall provide that at the election of the surrendering holder, Company Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with a Letter of Transmittal properly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent the holder of such Company Certificate shall be entitled to receive in exchange therefor (A) certificates representing that number of whole Parent Shares, if any, into which the number of Company Shares previously represented by such Company Certificates shall have been converted pursuant to Section 3.1 and/or (B) the amount of cash, if any, into which the number of Company Shares previously represented by such Company Certificates shall have been converted pursuant to Section 3.1 for each Company Share formerly represented by such Company Certificate, and Company Certificates so surrendered shall be forthwith canceled. The Exchange Agent shall promptly accept such Company Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall accrue on the Merger Consideration (or the cash payable as described in Section 3.3(c) and (d) below) payable upon the surrender of Company Certificates for the benefit of, or be paid to, the holders of Company Certificates.

            (c) No dividends or other distributions with respect to Parent Shares with a record date at or after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the Parent Shares represented thereby by reason of the conversion of Company Shares pursuant to Sections 3.1 and 3.2 and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Section 3.3(d) until such Company Certificate is surrendered in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such Company Certificate, there shall be paid, without interest, to the Person in whose name the Parent Shares representing such securities are registered (i) at the time of such surrender, the amount of any cash payable in lieu of fractional Parent Shares to which such holder is entitled pursuant to Section 3.3(d) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to Parent Shares issued upon conversion of Company Shares, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions, with (x) a record date with respect thereto after the Effective Time, but prior to such surrender, and (y) a payment date subsequent to such surrender, payable with respect to such Parent Shares.

            (d) Notwithstanding any other provision hereof, no fraction of a Parent Share will be issued and no dividend or other distribution, stock split or interest with respect to Parent Shares shall relate to any fractional Parent Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Parent Shares. In lieu of any such fractional Parent Share, each holder of shares of Company Shares otherwise entitled to a fraction of a Parent Share in accordance with the provisions of this Article III will be entitled to receive from the Exchange Agent a cash payment in an amount equal to the product of (i) such fractional part of a Parent Share multiplied by (ii) the closing price for a Parent Share on the NYSE Composite Tape on the Closing Date.

            (e) All Merger Consideration delivered upon the surrender of Company Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Shares theretofore represented by such Company Certificates. Until surrendered as contemplated by this Section 3.3, each Company Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III. No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

            (f) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

            (g) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond or other surety in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made with respect to such Company Certificate and subject to such other reasonable conditions as the Exchange Agent may impose, the Exchange Agent shall deliver in exchange for such Company Certificate the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III.

            (h) If any payment under this Article III is to be made to a Person other than the Person in whose name any Company Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of Company Certificate surrendered or such Person shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

            (i) The Exchange Agent shall invest any funds held by it for purposes of this Section 3.3 as directed by Parent, on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks. Any interest and other income resulting from such investments shall be paid to Parent.

            (j) Parent and/or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the holders of Company Shares such amounts, if any, as are required to be deducted or withheld under any provision of U.S. federal tax law, or any provision of state, local or foreign tax law, with respect to the making of such payment. Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holders of Company Shares in respect of which such deduction or withholding was made.

            (k) None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the cash that has been made available to the Exchange Agent pursuant to this Section 3.3 that remains unclaimed by the holder of any Company Certificate six months after the Effective Time, shall be returned to Parent and any such holder who has not exchanged such holder's Company Certificate prior to such time shall thereafter look only to Parent for any claim for Merger Consideration hereunder.

            Section 3.4       Company Stock Options/Purchase Rights.

            (a) As of the Effective Time, each option to purchase Company
Shares under any employee stock option or compensation plan or arrangement of the Company (the "Company Option") then outstanding held by each employee of the Company designated by Parent to be a continuing employee with the Surviving Corporation following the Effective Time (each a "Continuing Employee") shall be replaced by Parent with a substitute option to purchase Parent Shares (a "Substitute Option"), in an amount and at an exercise price as determined in accordance with this Section 3.4(a). Parent shall, in its sole discretion, either (i) file with the SEC a registration statement on Form S-8 or other appropriate form (the "Stock Plan Registration Statement") to register the Parent Shares issuable upon the exercise of the Substitute Options and use its reasonable efforts to cause the Stock Plan Registration Statement to be effective at or immediately following the Effective Time or (ii) issue Parent Shares under an existing registration statement upon the exercise of the Substitute Options. Each Substitute Option by which any Company Option was replaced pursuant to this Section 3.4(a) will be subject to, and exercisable and vested on, comparable terms and conditions as under such Company Option in effect as of the Effective Time, except that each Substitute Option shall be exercisable for that number of Parent Shares (rounded down to the nearest number of whole Parent Shares on a holder-by-holder basis) equal to the number of Company Shares subject to such Company Option multiplied by the Exchange Ratio, at an exercise price (rounded up to the nearest whole penny) per Parent Share equal to the per share exercise price specified in such Company Option divided by the Exchange Ratio, and shall, to the maximum extent permitted by Law, continue to qualify as an "incentive stock option" under Section 422 of the Code, if applicable. The treatment of the Company Options provided for in this Section 3.4(a) with respect to any options which are intended to be "incentive stock options" (as such term is defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

            (b) At the Effective Time, each then outstanding Company Option held by anyone other than a Continuing Employee, whether or not exercisable at the Effective Time and regardless of the exercise price thereof, will be cancelled, effective as of the Effective Time, in exchange for a single lump sum cash payment, which shall be paid as promptly as reasonably practicable, but in no event later than five Business Days following the Effective Time, equal to the product of (i) the number of Company Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Option; provided that if the exercise price per share of any such Company Option is equal to or greater than the Cash Consideration, such Company Option shall be canceled without any cash payment being made in respect thereof. All payments under this
Section 3.4(b) shall be subject to any applicable withholding tax, as determined by Parent.

            (c) The Company shall use its reasonable efforts to obtain any necessary consent of each holder of Company Options, to give effect to the treatment of Company Options pursuant to this Section 3.4; provided that the Company shall not provide any consideration to holders of Company Options to obtain their consent without the prior written consent of Parent. If the treatment contemplated by Section 3.4(b) is not permitted by Law or applicable Contracts (whether due to the terms thereof or the failure to obtain the necessary consent) with respect any Company Option held by any Person other than a Continuing Employee or if necessary to obtain the tax opinions described in
Section 3.1(j), Parent may afford such Company Option the treatment under
Section 3.4(a) or take such other actions with respect to such Company Option as is permitted under applicable Law.

            (d) The Company shall take all actions necessary to assure that (i) no participant in the Company's 2000 Employee Stock Purchase Plan increases his or her rate of payroll deductions, (ii) all outstanding rights under the Company's 2000 Employee Stock Purchase Plan will be exercised immediately prior to the Effective Time on a final purchase date under such plan determined in accordance with Section 14(c) of such plan and (iii) such plan will terminate concurrently with such exercise of the outstanding rights thereunder.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates, the Company represents and warrants to Parent and Merger Sub as follows:

            Section 4.1 Organization. The Company (i) is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its Subsidiaries.

            Section 4.2       Capitalization.

            (a) The authorized capital stock of the Company consists of 45,000,000 Company Shares and 5,000,000 shares of preferred stock, $.001 par value, of the Company ("Company Preferred Shares"), of which 50,000 Company Preferred Shares have been designated as Series A Participating Preferred Stock ("Series A Shares"). As of the close of business on November 17, 2003, (i) 20,975,384 Company Shares (excluding treasury shares) were issued and outstanding, (ii) 3,073,111 Company Shares were held by the Company in its treasury, (iii) no Company Preferred Shares were issued and outstanding, (iv) 50,000 Series A Shares were reserved for issuance under the Company Rights Agreement, (v) 4,050,982 Company Shares were reserved for issuance pursuant to outstanding unexercised Company Options, (vi) 3,100,000 Company Shares have been reserved for issuance under the Company's 1992 Stock Option Plan (as amended and restated April 4, 2000), (vii) 1,600,000 Company Shares have been reserved for issuance under the Company's 2000 Stock Incentive Plan, (viii) 1,966,585 Company Shares, as of January 1, 2003, plus an additional number of Company Shares equal to (A) the lesser of 3% of the fully diluted Company Shares outstanding as of January 1, 2004 or (B) such other number as may be approved by the Company Board of Directors have been reserved for issuance under the Company's 2001 Stock Incentive Plan, (ix) 200,000 Company Shares have been reserved for issuance under the Company's 2002 New Employee Stock Incentive Plan and (x) 750,000 Company Shares, as of January 1, 2003, plus an additional number of Company Shares equal to the lesser of (A) 5% of the fully diluted Company Shares outstanding as of January 1, 2004 or (B) such other number as may be approved by the Company Board of Directors have been reserved for issuance under the Company's 2000 Employee Stock Purchase Plan (the

"Company ESPP" and, collectively with the stock plans described in clauses (iv) through (x), the "Company Stock Plans"). No shares of capital stock of the Company are owned by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, and for changes since the date hereof resulting from the exercise of Company Options outstanding on such date and the purchase of Company Shares pursuant to the Company ESPP, in each case, in accordance with their terms, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in the Company; (iii) subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options, or other rights to acquire from the Company or any Subsidiary of the Company, or obligations of the Company or any Subsidiary of the Company to issue any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, the Company, or obligations of the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment; or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Company, or to vote or to dispose of any shares of the capital stock of the Company. All of the outstanding debt and equity securities of the Company have been offered and issued in compliance with all applicable securities laws, including the Securities Act and "blue sky" laws.

            (b) Section 4.2(b) of the Company Disclosure Schedule lists each outstanding Company Option, the holder thereof and the service classification of such holder, the number of Company Shares issuable thereunder, the vesting schedule, the expiration date and the exercise price thereof.

            Section 4.3       Subsidiaries.

            (a) Each Subsidiary of the Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and free of statutory preemptive rights. All of the outstanding capital stock or securities of, or other ownership interest in, each of the Subsidiaries of the Company, is owned, directly or indirectly, by the Company, and is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of the stock or other ownership interests). There are no outstanding (i) shares of capital stock, debt securities or other voting securities of any Subsidiary of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in any Subsidiary of the Company; (iii) subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options, or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, any Subsidiary of the Company, or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any Subsidiary of the Company, or to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

            (c) Section 4.3(c) of the Company Disclosure Schedule lists (i) each Subsidiary of the Company, (ii) its jurisdiction of incorporation or organization and (iii) the location of its principal executive office. Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

            Section 4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the holders of at least a majority of the outstanding Company Shares (the "Company Stockholder Approval"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

            Section 4.5       Consents and Approvals; No Violations.

            (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities and "blue sky" laws.

            (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or any similar organizational documents of any of its Subsidiaries; (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets may be bound; or (iii) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clause
(ii) above, for any violations, conflicts, consents, breaches, defaults, terminations, cancellations, modifications, accelerations, losses or creations that would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect.

            Section 4.6 Books and Records. The Company's and its Subsidiaries' books, accounts and records are, and have been, in all material respects, maintained in the Company's and its Subsidiaries' usual, regular and ordinary manner, in accordance with GAAP as applicable, and all material transactions to which the Company or any of its Subsidiaries is or has been a party are properly reflected therein.

            Section 4.7       SEC Reports and Financial Statements.

            (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (together with all information incorporated therein by reference, the "Company SEC Documents"). The Company SEC Documents as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Company is required to make any filings with the SEC.

            (b) The consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since January 1, 2001, there has been no material change in the Company's accounting methods or principles that would be required to be disclosed in the Company's financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

            (c) The Company has heretofore made available to Parent a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act and (ii) the Company SEC Documents themselves. The Company has responded to all comment letters of the Staff of the SEC relating to the Company SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. The Company has heretofore made available to Parent true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2001.

            Section 4.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed since December 31, 2002 and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), (a) the Company and its Subsidiaries have conducted their respective business only in the ordinary course; (b) there has not been any event or events that has had or could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; and (c) neither the Company nor any Subsidiary has taken any action contemplated by Section 6.1.

            Section 4.9 No Undisclosed Liabilities. Except as and to the extent disclosed in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligation of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), that could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

            Section 4.10      Benefit Plans; Employees and Employment Practices.

            (a) Section 4.10 of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and sometimes referred to herein as "Welfare Plans") and each other "Benefit Plan" (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement (including any employment or consulting agreement, but excluding any individual stock option or stock purchase agreement entered into pursuant to any of the Company Stock Plans) to provide employees, directors, independent contractors, consultants, officers or agents with medical, health, life, bonus, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Benefit Plan; and (v) the most recent determination letter from the IRS, if any. To the Knowledge of the Company, each Benefit Plan has been established, funded, maintained and administered in accordance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no material amendments to any Benefit Plan (or the establishment of any new Benefit Plan) that have been adopted or approved on of after January 1, 2003, nor has the Company or any of its Subsidiaries undertaken or committed on or after January 1, 2003 to make any such amendments or to adopt or approve any new plans unless required by ERISA, the Code or any other applicable Laws. No outstanding Company Option has been amended since the date of grant to extend the period of exercise following termination of the option holder's employment or other service with the Company or any of its Subsidiaries.

            (b) All Pension Plans have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the IRS, or a timely application therefor has been filed, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs; and, to the Knowledge of the Company, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualification of any Pension Plan or the related trust. No trust funding any Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

            (c) Neither the Company, nor any of its Subsidiaries, nor any other Person that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person a "Commonly Controlled Entity") has (i) maintained, sponsored or been required to contribute to a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) been required at any time or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (d) With respect to any Welfare Plan, (i) no such Welfare Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code that is maintained by a Commonly Controlled Entity complies with the applicable requirements of Section 4980B(f) of the Code.

            (e) Neither the Company, nor any of its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has made or entered into any legally binding commitment (including loans) with, any current or former directors, officers, employees, consultants or independent contractors of the Company, any of its Subsidiaries or of any Commonly Controlled Entity to the effect that, following the date hereof, (i) any benefits or compensation provided to such persons under existing Benefit Plans or under any other plan or arrangement will be enhanced or accelerated, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be continued for any period of time or cannot be amended or terminated at any time or for any reason, (iv) any plans or arrangements provided by Parent will be made available to such employees, or (v) any trusts or other funding mechanisms will be required to be funded.

            (f) Neither the Company, nor its Subsidiaries, nor any Commonly Controlled Entity has any liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Benefit Plans other than Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other applicable Law.

            (g) All contributions or premiums owed by the Company or any of its Subsidiaries with respect to Benefit Plans under Law, contract or otherwise have been made in full and on a timely basis and the Company or its Subsidiaries are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement. All administrative costs attributable to Benefit Plans have been paid when due.

            (h) To the Company's Knowledge, no Pension Plan or Welfare Plan or any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exemption is not available.

            (i) There are no pending or, to the Company's Knowledge, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of a Benefit Plan, other than routine claims for benefits.

            (j) Nothing in this Agreement or the transactions contemplated by this Agreement will: (i) trigger a right, whether or not conditioned upon termination of employment or changes in duties or responsibilities, of any employee of the Company or any of its Subsidiaries to severance, deferred compensation or retirement benefits or (ii) trigger a right or payment, whether or not conditioned upon termination of employment or changes in duties or responsibilities, that would be considered a parachute payment within the meaning of Section 280G of the Code or any reimbursement of any excise taxes under Section 4999 of the Code or any income taxes under the Code.

            (k) Neither the Company nor its Subsidiaries is a party to any labor or collective bargaining agreement. There are no controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes pending or, to the Knowledge of the Company, threatened between the Company or its Subsidiaries and any representatives of any of their employees. To the Knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened complaints, charges or claims against the Company or any of its Subsidiaries brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any of the Companies or any of its Subsidiaries or, relating to the employees or other persons providing services to or on behalf of the Company or any of its Subsidiaries.

            (l) The Company and its Subsidiaries are in compliance in all material respects with all Laws and Orders applicable to such entity or the employees or other persons providing services to or on behalf of such entity, as the case may be, relating to the employment of labor, including all such Laws and Orders relating to wages, hours, employment standards, WARN Act, Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act, Americans with Disabilities Act, Equal Pay Act, Health Insurance Portability and Accessibility Act, ERISA, Family and Medical Leave Act, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

            Section 4.11      Contracts.

            (a) Neither the Company nor any of its Subsidiaries, or to the Knowledge of the Company, any other party, is in violation or breach of or in default (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries) under, any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches, defaults, conditions or rights of termination, amendments, cancellations, accelerations, losses or creations which are, in the aggregate, immaterial. No other party to any such contract has, to the Knowledge of the Company, alleged that the Company or any of its Subsidiaries is in violation or breach of or in default under any such contract or has notified the Company or any of its Subsidiaries of an intention to modify any material terms of or not to renew any such contract.

            (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any undischarged written or oral (i) agreement or arrangement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its

Subsidiaries has previously paid or received, an amount in excess of $100,000;
(ii) employment agreement or arrangement involving an amount in excess of $200,000 or consulting agreement or arrangement involving an amount in excess of $100,000; (iii) secrecy or confidentiality agreement other than customary forms of confidential disclosure agreements and materials transfer agreements used in the ordinary course of business; (iv) non-competition agreement or any other agreement that similarly limits the Company or any of its Subsidiaries; (v) distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company or any of its Subsidiaries; (vi) optimization contract or agreement; (vii) agreement between the Company and any of its affiliates;
(viii) guaranty, performance, bid or completion bond, or surety or indemnification agreement (excluding (A) any such item between the Company and its Subsidiaries and (B) any indemnification agreement entered into in the Company's and or its Subsidiaries' ordinary course of business with a customer of the Company); (ix) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit relating to borrowed money; (x) agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (xi) material contract or agreement containing change of control provisions; (xii) agreement relating to license or development of intellectual property; or (xiii) agreement or arrangement material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 4.11, whether or not set forth in the Company Disclosure Schedule, is referred to herein as a "Company Contract."

            Section 4.12 Insurance. The Company has delivered to Parent prior to the date of this Agreement copies of all insurance policies which are owned by the Company or its Subsidiaries or which names the Company or any of its Subsidiaries as an insured (or loss payee), including those which pertain to the Company's or its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and its Subsidiaries and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policies.

            Section 4.13 Litigation. There is no suit, claim, action, proceeding, arbitration or investigation pending before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective assets or properties. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order or Orders. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

            Section 4.14      Compliance with Applicable Law.

            (a) The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply which are, in the aggregate, immaterial. The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Law other than violations that are, in the aggregate, immaterial. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct any such investigation or review.

            (b) The Company is not an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

            (c) The Company and each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market, Inc.'s National Market. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any loans to any executive officer or director of the Company or any of its Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. For purposes of this paragraph, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

            Section 4.15      Taxes and Tax Returns.

            (a) All United States federal Tax Returns and all other material
Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries for all Taxable Periods (or portions thereof) ending on or before the Closing Date have been duly and timely filed (taking into account any extension of time within which to file). All such Tax Returns (i) were prepared in the manner required by applicable law and (ii) are true, correct, and complete in all material respects;

            (b) True and complete copies of all federal, state, local and foreign Tax Returns of or including the Company or any of its Subsidiaries have been provided to Parent prior to the date hereof. Since the date of the Company's last financial statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes that would result in a material decrease in the net worth of the Company or any such Subsidiary;

            (c) All material Taxes for which the Company or any of its Subsidiaries is or may be liable in respect of Taxable Periods (or portions thereof) ending on or before the Closing Date, whether or not shown (or required to be shown) on a Tax Return have been or will be timely paid, or in the case of material Taxes not yet due and payable, sufficient reserve for the payment of all such material Taxes (without regard to deferred tax assets and deferred tax liabilities) is provided on the consolidated financial statements of the Company and its Subsidiaries included in the Company Filed SEC Documents (the "Tax Reserve");

            (d) No material deficiencies for Taxes have been claimed, proposed or assessed against the Company or any of its Subsidiaries in writing by any taxing or other Governmental Entity, and none of the Company or any of its Subsidiaries has received any notice, or otherwise has any Knowledge, of any potential material claim, proposal or assessment against the Company or any of its Subsidiaries for any such deficiency for Taxes. There are no pending or, to the Knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability of the Company or any of its Subsidiaries in respect of Taxes, and there are no matters under discussion between the Company or any of its Subsidiaries on the one hand and any governmental authority on the other hand with respect to material Taxes. None of the Tax Returns of the Company or any of its Subsidiaries has been or, to the Knowledge of the Company, is currently being examined by the IRS or relevant state, local or foreign Taxing authorities. None of the Company or any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code;

            (e) Without duplication of Section 4.15(c), each of the Company and each of its Subsidiaries has duly and timely withheld, collected, paid and reported to the proper governmental authority all material Taxes required to have been withheld, collected, paid or reported;

            (f) To the Knowledge of the Company, no claim has ever been made by any Taxing authority with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction;

            (g) There are no liens or other security interests upon any property or assets of the Company or any of its Subsidiaries for Taxes, except for liens for real and personal property Taxes not yet due and payable;

            (h) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney that is currently in force has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes;

            (i) Neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state or local Tax purposes, other than the group of which the Company is the common parent or (ii) any liability for the Taxes of another Person (other than the Company or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

            (j) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company or any of its Subsidiaries under Section 280G of the Code;

            (k) Neither the Company nor any of its Subsidiaries has agreed or is required to include in income any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise;

            (l) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, indemnity for, or liability for, Taxes with respect to any Taxable Period;

            (m) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

            (n) Neither the Company nor any of its Subsidiaries has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date;

            (o) None of the indebtedness of the Company or any of its Subsidiaries constitutes (i) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an "applicable high yield discount obligation" under Section 163(i) of the Code;

            (p) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

            (q) Neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Treasury Regulation
Section 1.6011-4(b)(2).

            Section 4.16 Hazardous Substances. There is not and has not been any Release or threat of Release of any Hazardous Substance at, on, under or from any location currently or formerly owned or currently or, to the Knowledge of the Company, formerly operated by the Company or any of its Subsidiaries or, to the Knowledge of the Company, from any other location, resulting from or arising in connection with the operations of the Company or any of its Subsidiaries except for any Release to the extent not prohibited by applicable Environmental Law.

            Section 4.17 State Takeover Statutes. The Company has taken all actions required to be taken by it in order to exempt this Agreement, the Voting and Support Agreements and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL, and accordingly, that section does not apply to the Merger or any of the transactions contemplated hereby or thereby. No other "control share acquisition," fair price" or other anti-takeover regulations enacted under state laws in the United States apply to this Agreement, the Voting and Support Agreements or any of the transactions contemplated hereby and thereby.

            Section 4.18 Rights Agreement. The Company has taken all actions necessary to cause the Company Rights Agreement to be amended (the "Rights Agreement Amendment") to (a) render the Company Rights Agreement inapplicable to this Agreement, the Voting and Support Agreements, the Merger and the other transactions contemplated by this Agreement or the Voting and Support Agreements, (b) ensure that (i) none of Parent, Merger Sub or any other affiliate of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (ii) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur, in the case of clauses (i) and (ii), by reason of the execution of this Agreement or the Voting and Support Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting and Support Agreements and (c) provide that the Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time. The Company has delivered to Parent or Merger Sub true and correct copies of the Company Rights Agreement and the Rights Agreement Amendment.

            Section 4.19      Intellectual Property.

            (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete and accurate list of: (i) all Intellectual Property (as defined below) in which the Company or any of its Subsidiaries has an ownership interest (collectively, the "Owned Intellectual Property") and all other Intellectual Property which is licensed to the Company or any of its Subsidiaries (collectively, the "Non-Owned Intellectual Property", and together with the Owned Intellectual Property, the "Company Intellectual Property"), in each case indicating the owner thereof, and all applications, registrations and grants with respect thereto, provided that such list need not identify Trade Secrets or non-material, unregistered copyrights; and (ii) all IP Contracts relating to the Company Intellectual Property (including contracts relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion of products or services covered by the Company Intellectual Property); provided that such list need not include "shrink-wrap" and similar licenses for off-the-shelf commercial software (collectively, "Shrink Wrap Licenses"). For purposes of this Agreement the term (A) "Intellectual Property" shall mean any and all of the following, and rights in, arising out of, or associated therewith: U.S. and non-U.S. (i) patents, utility models, supplementary protection certificates and applications therefor (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, re-examinations, and equivalents thereof throughout the world ("Patents"), (ii) trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data and research and development, molecules, compounds, proprietary living organisms and components of the foregoing, whether patentable or not (collectively, "Trade Secrets"), (iii) trademarks, service marks, trade dress, trade names and Internet domain names and registrations and applications therefor, and equivalents thereof throughout the world, and (iv) copyrights, mask works, registrations and applications therefor, and equivalents thereof throughout the world; and (B) "IP Contracts" shall mean, collectively, any and all agreements relating to Intellectual Property or pursuant to which rights in Intellectual Property are in any manner transferred, conveyed, granted, restricted or waived.

            (b) The Company or one of its Subsidiaries is the sole and exclusive owner of each item of Owned Intellectual Property and has the valid right to use pursuant to an IP Contract listed in Section 4.19(a) of the Company Disclosure Schedule (collectively, "Company Intellectual Property Contracts") all Non-Owned Intellectual Property, in each case free and clear of all Liens, milestone payments, royalties, restrictions and any other third-party rights or interests (including rights or interests of academic entities or Governmental Entities), except for (i) royalty obligations payable under an IP Contract listed in
Section 4.19(a) of the Company Disclosure Schedule and (ii) non-material royalty obligations which are payable under the Shrink Wrap Licenses. The Company or one of its Subsidiaries is listed in the records of the appropriate U.S. and/or non-U.S. Governmental Entity as the sole and exclusive owner of record for each registration, grant and application included in the Owned Intellectual Property. Each employee of the Company and its Subsidiaries that could reasonably be expected to have access to the Company's or any of its Subsidiaries' proprietary information or to be involved in the creation or development of Intellectual Property on behalf of the Company or any of its Subsidiaries has executed an Employee's Proprietary Information and Inventions Agreement in substantially the form made available to Parent. Each of the Company's and its Subsidiaries' consultants that could reasonably be expected (i) to have access to the Company's or any of its Subsidiaries' proprietary information is party to a written agreement of confidentiality customary in the biopharmaceuticals industry, or (ii) to be involved in the creation or development of Intellectual Property on behalf of the Company or any of its Subsidiaries is party to a written agreement with an assignment of inventions provision. No officer or employee of the Company or any of its Subsidiaries is subject to any agreement with any other Person which requires such officer or employee to assign any interest in any (i) Company Intellectual Property or (ii) Intellectual Property conceived and/or reduced to practice by such officer or, to the Knowledge of the Company, by such employee in the course of such officer's or employee's employment at the Company or any of its Subsidiaries, to any Persons other than the Company or its Subsidiaries. To the Knowledge of the Company, the Company Intellectual Property includes all the Intellectual Property that is necessary for the conduct of the business of the Company and each of its Subsidiaries as currently conducted.

            (c) The Company or its Subsidiaries owns, or is licensed or otherwise possesses sufficient legal enforceable rights to use, the Company Intellectual Property. To the Company's Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any Owned Intellectual Property to be invalid or unenforceable, or challenging the Company's or its Subsidiaries' rights in any Company Intellectual Property, and the Company has not received any notice from any Person bringing or threatening to bring such proceedings, claims or challenges. To the Company's Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any Non-Owned Intellectual Property to be invalid or unenforceable. To the Company's Knowledge, no act has been done or omitted to be done by the Company, any of its Subsidiaries thereof, which has, had or could have the effect of impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any (i) Owned Intellectual Property or
(ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, or give any Person any rights with respect thereto. To the extent required in the Company's reasonable judgment and consistent with prudent practices in the biopharmaceuticals industry, all necessary registration, maintenance and renewal fees in respect of the (i) Owned Intellectual Property and (ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entities for the purpose of maintaining such Owned Intellectual Property and such Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has divulged, furnished to or made accessible any of their Trade Secrets to any Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets. The Company and its Subsidiaries take and have taken reasonable measures to maintain the confidentiality of their Trade Secrets.

            (d) To the Company's Knowledge, none of the Company, its Subsidiaries or any of their respective current activities, products or services infringes, misappropriates, violates or otherwise conflicts with, or has infringed, misappropriated, violated or otherwise conflicted with, any valid Intellectual Property of any Person, and neither the Company nor any of its Subsidiaries have received any notice or are subject to any actual or, to the Knowledge of the Company, threatened proceedings claiming or alleging such. No proceedings or claims in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any (i) Owned Intellectual Property or (ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, are pending, and none have been served by, instituted or asserted by the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, are any proceedings threatened alleging any such infringement, misappropriation or violation, nor is the Company or any of its Subsidiaries aware of any such infringement, misappropriation or violation. To the Company's Knowledge, there are no breaches or defaults of, or any disputes or threatened disputes concerning, any of the IP Contracts. Neither the Company nor any of its Subsidiaries has granted any right or license under the Company Intellectual Property to any other Person other than those rights or licenses granted pursuant to IP Contracts listed in Section 4.19(a) of the Company Disclosure Schedule.

            (e) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not (i) result in the loss of, or otherwise adversely affect, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property, (ii) grant or require the Company or any of its Subsidiaries to grant to any Person any rights with respect to any Company Intellectual Property or Intellectual Property of Parent,
(iii) subject the Company or any of its Subsidiaries to any increase in royalties or other payments in respect of any Company Intellectual Property,
(iv) diminish any royalties or other payments the Company or its Subsidiaries would otherwise be entitled to in respect of any Company Intellectual Property, or (v) result in the breach or, by the terms of such contract, termination of any IP Contract.

            (f) The Company has delivered to Parent a true, complete and accurate copy of the Novasite Restated License Agreement, as in effect on the date hereof. The Novasite Restated License Agreement has been duly executed and delivered by the parties thereto and constitutes a valid and binding obligation of the parties, enforceable among the parties thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception, and all requisite consents in connection with the Novasite Restated License Agreement have been obtained by the Company or Novasite, as the case may be. Under the terms of the Novasite Restated License Agreement, the license granted by the Company to Novasite thereunder is limited to the identification and development of "small molecules," which term, for purposes of such license, shall mean an organic molecule having a molecular weight of less than 1,200 (other than a polynucleotide or polynucleoside comprising two or more bases, or a polypeptide or protein comprising two or more amino acids). Novasite has not granted any right or license under the Company Intellectual Property to any other Person for any purpose other than the identification and development of "small molecules" as that term is defined in the immediately preceding sentence.

            Section 4.20 Regulatory Compliance.

            (a) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar legal provisions in any foreign jurisdiction that are developed, manufactured, or tested by the Company or any of its Subsidiaries (each such product, a "Biologic"), each such Biologic is being developed, manufactured, or tested in compliance with all applicable requirements under the FDCA and similar Laws, including those relating to investigational use, and good manufacturing practices, record keeping, filing of reports and security. Neither the Company nor any of its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity alleging any violation of any Law by the Company or any of its Subsidiaries applicable to any Biologic.

            (b) True, complete and accurate copies of all data of the Company with respect to the safety or efficacy of the Specified Compounds have been made available to Parent.

            (c) As to each Biologic for which a biological license application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with 21 U.S.C. Sections 355, Section 626 of the Public Health Service Act or 21 C.F.R. Parts 312 et seq., respectively, and similar Laws and all terms and conditions of such licenses or applications. As to each such Biologic, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary, have included in the application for such Biologic, where required, the certification described in 21 U.S.C. Section 335a(k)(1) or any similar Law and the list described in 21 U.S.C. Section 335a(k)(2) or any similar Law, and each such certification and list was true, complete and correct in all material respects when made.

            (d) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10,
1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law.

            (e) Notwithstanding the foregoing, each representation and warranty made by the Company in this Section 4.20 with respect to the Biologics licensed by the Company or any of its Subsidiaries to third parties (for which the Company or such Subsidiary has assumed or retained no responsibility for regulatory compliance) set forth on Section 4.20 of the Company Disclosure Schedule shall be deemed to be limited to the Knowledge of the Company.

            Section 4.21 Absence of Indemnifiable Claims, etc. There are no pending claims and, to the Knowledge of the Company, no facts that would reasonably entitle any director, officer or employee of the Company or its Subsidiaries to indemnification by the Company or its Subsidiaries under applicable Law, the certificate of incorporation or by-laws of the Company or its Subsidiaries, any insurance policy maintained by the Company or its Subsidiaries or any Company Indemnity Agreements or similar agreements to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets may be bound.

            Section 4.22 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Chase & Co. (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent.

            Section 4.23 Board Approval. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of the directors present (a) determined that this Agreement, the Voting and Support Agreements and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the stockholders of the Company, (b) approved this Agreement and the Voting and Support Agreements and (c) recommended that the plan of merger contained in this Agreement and the transactions contemplated hereby be adopted by the holders of Company Shares.

            Section 4.24 Voting Requirements. The affirmative vote of holders of at least a majority of the outstanding Company Shares at the meeting of the Company's stockholders to be held in connection with the Merger (the "Company Stockholder Meeting") or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

            Section 4.25 Brokers and Finders. No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company (as reflected in an agreement between such firm and the Company, a copy of which has been delivered to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            Section 4.26 Information Supplied. None of the information supplied or to be supplied by the Company or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Form S-4 and the Proxy Statement/Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time the Form S-4 is declared effective, at the time of mailing or other distribution of the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) to the Company's stockholders, at the time of the Company Stockholder Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or supplement to the Form S-4 or Proxy Statement/Prospectus, the Company shall notify Parent in writing. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            Section 4.27 No Other Representations. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company or any of its Subsidiaries.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), which Parent Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates, Parent and Merger Sub represent and warrant to the Company as follows:

            Section 5.1 Organization. Each of Parent and Merger Sub (i) is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of the articles of incorporation and by-laws of Parent and the certificate of incorporation and by-laws of Merger Sub.

            Section 5.2 Capitalization.

            (a) The authorized capital stock of Parent consists of 3,200,000,000 Parent Shares and 5,000,000 shares of preferred stock, no par value, of Parent ("Parent Preferred Shares"). At the close of business on November 14, 2003, (i) 1,123,222,648 Parent Shares (excluding treasury shares) were issued and outstanding, (ii) 953,629 Parent Shares were held by Parent in its treasury,
(iii) no Parent Preferred Shares were issued and outstanding and (iv) 85,199,261 Parent Shares were reserved for issuance pursuant to outstanding unexercised employee stock options granted pursuant to Parent's stock option plans. No shares of capital stock of Parent are owned by any Subsidiary of Parent. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights and were issued in compliance with applicable federal and state securities laws.

            (b) All shares of capital stock of Parent to be issued in connection with the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

            Section 5.3 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, as the case may be, and constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            Section 5.4 Consents and Approvals; No Violations.

            (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by
Article II hereof, (ii) compliance with any applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities and "blue sky" laws.

            (b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Parent or the certificate of incorporation or by-laws of Merger Sub; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any contract to which Parent or Merger Sub or any of their Subsidiaries is a party or by which any of its properties or assets may be bound; or (iii) violate any Order or Law applicable to Parent or Merger Sub, any of their Subsidiaries or any of their properties or assets.

            Section 5.5 Parent SEC Documents.

            (a) Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (collectively, the "Parent SEC Documents"). The Parent SEC Documents as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Parent is required to make any filings with the SEC.

            (b) The consolidated financial statements of Parent included in the Parent SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since January 1, 2001, there has been no material change in the Parent's accounting methods or principles that would be required to be disclosed in the Parent's financial statements in accordance with GAAP, except as described in the notes to such Parent financial statements.

            Section 5.6 Brokers and Finders. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

            Section 5.7 Information Supplied. None of the information supplied or to be supplied by Parent or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Form S-4 and the Proxy Statement/Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time the Form S-4 is declared effective, at the time of mailing of the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) to the Company's stockholders, at the time of the Company Stockholder Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or supplement to the Form S-4 or Proxy Statement/Prospectus, Parent shall notify the Company in writing. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            Section 5.8 Financing. Parent has, or will have, sufficient funds available to consummate the transactions contemplated hereby.

            Section 5.9 Board Approval. The Board of Directors of Parent and Merger Sub have approved this Agreement and the transactions contemplated hereby.

            Section 5.10 No Stockholder Approval. No approval of the stockholders of Parent is required to approve this Agreement and the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective
Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the transactions contemplated hereby.

            Section 5.11 Interim Operations of Merger Sub. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

            Section 5.12 Ownership of Company Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL.

            Section 5.13 No Other Representations. Except for the representations and warranties contained in this Article V, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty on behalf of Parent, Merger Sub or any Parent Subsidiary.

                                   ARTICLE VI
                                    COVENANTS

            Section 6.1 Covenants of the Company. Until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) conduct their business in the ordinary course in the same manner as heretofore conducted, (ii) use reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries and (iii) use reasonable efforts to protect the Company Intellectual Property to the end that the Company's and its Subsidiaries' goodwill and ongoing business shall not be impaired in any material respects as of the Closing Date. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement or otherwise expressly agreed to in writing by Parent (it being understood that Parent shall respond within seven Business Days to the Company's communications soliciting such agreement from Parent), from the date hereof until the Effective Time:

            (a) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not commit to, (i) declare or pay any dividends on, or make other distributions in respect of any of, its capital stock (except for dividends by a wholly owned Subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for (A) repurchases of unvested Company Shares or shares of capital stock of a Subsidiary upon a termination of employment; provided that any repurchases pursuant to this exception shall not be at a purchase price greater than the original purchase price paid by the applicable employee, or (B) the receipt of Company Shares in payment of the exercise price pursuant to the terms of Company Options, in the case of each of the foregoing clauses (A) and (B), pursuant to and in accordance with agreements in effect as of the date of this Agreement or entered into in connection with issuances permitted by clause (ii) of Section 6.1(b), and in each case, that were entered into under the Company Stock Plans or stock plans of such Subsidiary in effect as of the date of this Agreement.

            (b) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock or any other security (or any right to acquire such capital stock or other security) other than (i) the issuance of Company Shares or shares of capital stock of Novasite upon the exercise of Company Options or options of Novasite, as applicable, and warrants issued by Novasite, in each case, outstanding on the date of this Agreement and in accordance with the terms of such options and warrants, as applicable, in effect as of the date of this Agreement, (ii) the issuance of Company Shares pursuant to and in accordance with the terms of the Company ESPP in effect as of the date of this Agreement, and (iii) the issuance of Company Options pursuant to the terms of Company

Stock Plans in effect as of the date of this Agreement to employees of the Company hired after the date of this Agreement so long as (A) the aggregate number of Company Shares underlying such Company Options does not exceed 125,000, (B) the terms of such Company Options provide for an exercise price of no less than the fair market value of the underlying Company Shares at the time of issuance of such Company Options, do not provide for any acceleration of vesting in any circumstance and are otherwise consistent with the form of Company Options provided under the Company Stock Plans and (C) such Company Options are in all other respects issued in the ordinary and usual course of business consistent with past practice.

            (c) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable Law, the Company shall not, and shall cause each of its Subsidiaries not to, amend or propose to amend its certificate of incorporation or by-laws or similar organizational or governance documents.

            (d) Company Rights Agreement; Consequences if Rights Triggered. The Board of Directors of the Company shall take all further action requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Voting and Support Agreements. The Board of Directors of the Company shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

            (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets that, individually have a purchase price of less than $200,000 or, in the aggregate, have a purchase price of less than $500,000).

            (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) excluding the disposition of assets that in the aggregate have a purchase price of less than $200,000. This Section 6.1(f) does not relate to covenants concerning Company Intellectual Property, which are exclusively the subject of Section 6.1(m).

            (g) Investments; Indebtedness. Except for the provision of the Services (as defined in the Transition Services Agreement) by the Company to Novasite and advances to employees for business expenses in the ordinary course of business consistent with past practices, the Company shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by the Company or a wholly owned Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company or (ii) incur any additional indebtedness for borrowed money or guarantee any such indebtedness of another Person other than a guaranty by the Company on behalf of one of its Subsidiaries, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing.

            (h) Accounting Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as required by a Governmental Entity, the Company shall not change in its methods of accounting in effect at December 31, 2002, except as required by changes in GAAP as agreed to by the Company's independent public accountants or as may be required by applicable Law.

            (i) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate.

            (j) Certain Actions. The Company and its Subsidiaries shall not take any action that, or omit to take any action where such omission would reasonably be expected to prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement except as otherwise expressly permitted under Section 6.2.

            (k) Discharge of Liabilities. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business.

            (l) Material Contracts. Except as otherwise set forth in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, (i) terminate, cancel or request any material change in, or agree to any material change in, any Company Contract, (ii) enter into any contract, arrangement, commitment, lease or understanding (whether written or oral) material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice or
(iii) enter into any optimization contract or agreement. This Section 6.1(l) does not relate to covenants concerning Company Intellectual Property, which are exclusively the subject of Section 6.1(m).

            (m) Intellectual Property. Except as set forth in Section 6.1(m) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, (i) sell, assign, license, sublicense, encumber, impair, abandon or fail to maintain any Company Intellectual Property, (ii) grant, extend, amend (except as required in the diligent prosecution of the Company's and its Subsidiaries' Patents), waive or modify any rights in or to the Company Intellectual Property except as provided in clause (v) below, (iii) fail to diligently prosecute the Company's and its Subsidiaries' Patent applications, (iv) enter into any IP Contract, or
(v) amend, assign, terminate or fail to exercise a right of renewal or extension under, any Company Intellectual Property Contract.

            (n) Benefits Changes. The Company shall not, and shall not permit any of its Subsidiaries to (i) increase the compensation or benefits of any director, officer or any other employee, or consultant, other than annual salary increases in the ordinary course of business consistent with past practice at the regularly scheduled times; provided that the aggregate dollar amount of such increases shall not exceed the corresponding amount for the calendar year 2002 and, in the case of incentive bonuses, the aggregate dollar amount of such bonuses shall not exceed 125% of the amount paid for calendar year 2002, (ii) adopt any new employee benefit plan or any amendment to an existing Benefit Plan (including, without limitation, any stock option agreements or other equity award agreements) other than as required by applicable Law or Section 3.4(d),
(iii) enter into any agreement with any director, officer or employee, other than (A) the Company's customary form of Employee Proprietary Information and Inventions Agreement, (B) stock option agreements as contemplated by Section 6.1(b)(iii) and (C) employment agreements for new employees containing terms that are in the ordinary course and consistent with past practice; provided that no more than 15 new employees may be hired by the Company or any of its Subsidiaries in the aggregate and any new hires for an officer position at the director level or above shall be subject to Parent's prior written consent, (iv) enter into any consulting agreement with any consultant providing for payments in excess of $100,000, (v) accelerate the payment of compensation or benefits to any director, officer, employee or consultant except as required by applicable Law, agreements in effect as of the date of this Agreement or Section 3.4(b),
(vi) enter into any employment (except to the extent permitted in clause
(iii)(C) above), severance, retention or change of control arrangement with any employee or other service provider of the Company or any of its Subsidiaries or
(vii) except as otherwise contemplated by Section 6.1(b)(ii) or Section 6.1(b)(iii), grant any stock option or other equity awards to any director, officer, employee or consultant.

            (o) Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any of its affiliates other than pursuant to arrangements in effect on the date of this Agreement, including the reimbursement of reasonable expenses of the Company's officers and directors in the ordinary course of business consistent with past practice.

            (p) General. The Company shall not, and shall not permit any of its Subsidiaries to, authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions or any action which would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date.

            Section 6.2 No Solicitation.

            (a) The Company shall, and shall cause its Subsidiaries, and its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, "Representatives") to, immediately cease and cause to be terminated immediately any discussions or negotiations with any parties that may be ongoing with respect to, or that could reasonably be expected to lead to, a Takeover Proposal. The Company shall not, nor shall it authorize or permit any of its Representatives, to (i) directly or indirectly solicit, initiate, encourage, or take any other action to knowingly facilitate (including by way of furnishing information) any Takeover Proposal,
(ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to knowingly facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or any similar agreement with respect to any class of the Company's equity securities; provided, however, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 6.2, the Company may, if its Board of Directors determines in good faith (after consulting with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with
Section 6.2(c), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement and the standstill provisions of the Standstill Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

            (b) The Company shall provide Parent with 48 hours prior written notice (or such other prior notice as is reasonably practicable in light of notice of less than 48 hours provided to members of the Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Takeover Proposal.

            (c) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or
(ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 6.2(a)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change in response to a Superior Proposal if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that (i) no Company Adverse Recommendation Change shall be made until after the third Business Day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new three Business Day period); (ii) during such three Business Day period the Company shall negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and not make a Company Adverse Recommendation Change and (iii) the Company shall not make a Company Adverse Recommendation Change if, prior to the expiration of such three Business Day period, Parent makes a proposal to adjust the terms and conditions of this Agreement that the Company's Board of Directors determines in good faith (after consultation with its financial advisors) to be at least as favorable as the Superior Proposal.

            (d) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 6.2, promptly on the date of receipt thereof, the Company shall advise Parent orally and in writing of any request for information that could reasonably be expected to lead to a Takeover Proposal, or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep Parent fully informed as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

            (e) Nothing contained in this Section 6.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), such disclosure would be required under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by 6.2(c).

            (f) The Company agrees that immediately following the execution of this Agreement it shall request each Person which has heretofore executed a confidentiality agreement since July 24, 2000 in connection with such Person's consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such Person by or on its behalf.

            Section 6.3 Company Stockholder Meeting; Preparation of Form S-4 Proxy Statement/Prospectus.

            (a) The Company shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. Subject to Sections 6.2(c) and 6.2(e), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement/Prospectus. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this
Section 6.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or
(ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement; provided, however, that no breach of this
Section 6.3(a) shall be deemed to have occurred if the Company adjourns or postpones the Company Stockholders Meeting for a reasonable period of time, each such period of time not to exceed ten Business Days, provided that (x) at the time of such adjournment or postponement the Board of Directors shall be prohibited by the terms of this Agreement from making a Company Adverse Recommendation Change, and the Company Stockholders Meeting is then scheduled to occur within three Business Days of the time of such adjournment or postponement or (y) at the time the Board of Directors announces a Company Adverse Recommendation Change, the Company Stockholders Meeting is then scheduled to occur no later than ten Business Days from the date of such Company Adverse Recommendation Change; provided that the Company may not adjourn or postpone the Company Stockholders Meeting pursuant to this clause (y) more than two times or for more than fifteen Business Days in the aggregate.

            (b) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and shall cause to be filed with the SEC (i) a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus") relating to the Company Stockholder Meeting and (ii) a registration statement on Form S-4 (together with all amendments thereto, the "Form S-

4") in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use reasonable efforts to cause the Form S-4 to become effective as soon as reasonably practicable after the date of filing and, prior to the effective date of the Form S-4, Parent shall use reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Parent Shares pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement/Prospectus and the Form S-4. As promptly as practicable after the Form S-4 shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its stockholders. Each of Parent and the Company shall also promptly file, use all of their respective reasonable efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Form S-4 or Proxy Statement/Prospectus which may become necessary after the date the Form S-4 is declared effective.

            (c) No amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 will be made by Parent or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to either party, or any of their respective affiliates, officers or directors should be discovered by the Company or Parent, that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company's stockholders.

            (d) The Company shall use its reasonable efforts to cause to be delivered to Parent two letters from the Company's independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the date of the Effective Time, each addressed to the Company and Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Parent shall use its reasonable efforts to cause to be delivered to the Company two letters from Parent's independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the date of the Effective Time, each addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            Section 6.4 Access to Information. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, agents and other Representatives reasonable access to all of the properties, personnel, books and records of the Company and its Subsidiaries (including Tax Returns filed and those in preparation, workpapers and other items relating to Taxes), and shall furnish promptly all information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request. All such information shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided, however, notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the Merger beginning on the date of this Agreement, provided, however, that no party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

            Section 6.5 Disclosure Supplements. From time to time prior to the Effective Time, the Company shall promptly inform Parent of any claim by a third party that a material contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement. For purposes of determining the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information shall be considered.

            Section 6.6 Reasonable Efforts.

            (a) Each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement as promptly as practicable including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such reasonable actions as are necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any third party or Governmental Entity, including filings pursuant to the HSR Act and (ii) using reasonable efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.6 shall require or be construed to require Parent to (x) offer or agree to enter into any agreements, including agreements to sell, license or otherwise dispose of, or hold separate or otherwise divest itself of, all or any portion of Parent's businesses or assets or any portion of the businesses or assets of any of its Subsidiaries or any portion of the businesses or assets of the Company or any of its Subsidiaries or (y) provide any compensation, benefits or other consideration to Company Employees except as set forth in Section 3.4 and Section 6.15.

            (b) Each party hereto shall promptly inform the others of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Nothing herein shall require any party to waive any substantial rights or agree to any substantial limitation on its (or the Surviving Corporation's) operations or to divest itself of any assets.

            Section 6.7 State Takeover Statutes. Parent, the Company and their respective Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, or the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or the transaction contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions contemplated by this Agreement.

            Section 6.8 Indemnification.

            (a) Parent shall indemnify and hold harmless, (i) to the fullest extent permitted under applicable Law and (ii) without limiting the obligations under clause (i) but only to the extent permitted under applicable Law, as required pursuant to any indemnity agreements of the Company (the "Company Indemnity Agreements") (and Parent also shall advance attorneys' fees and expenses as incurred; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby) and such obligation shall continue in full force and effect for a period of not less than six years from and after the Effective Time; provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims.

            (b) Subject to the satisfaction by the Company and its directors and officers of customary eligibility conditions, Parent shall purchase a single payment, run-off policy of directors' and officers' liability insurance covering each person currently covered by the Company's current directors' and officers' liability insurance on terms with respect to coverage and amounts as favorable as may be available (but no more favorable than the Company's directors' and officers' liability insurance in effect as of the date hereof), such policy to be effective for a period of six years from the Effective Time; provided, however, that Parent shall not be obligated to pay a premium for such policy in excess of 300% of the last annual aggregate premium paid prior to the date of this Agreement by the Company for the Company's directors' and officers' liability insurance in effect as of the date hereof.

            (c) Until six (6) years from the Effective Time, unless otherwise required by Law, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of directors and officers than are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof.

            (d) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

            (e) The rights of each Indemnified Party under this Section 6.8 shall be in addition to any right such Person might have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

            Section 6.9 Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Merger or this Agreement, without the prior written consent of Parent. In addition, the Company shall not cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

            Section 6.10 Listing of Parent Shares. Parent shall use its reasonable efforts to cause the Parent Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Any fees in connection with such listing shall be paid by Parent.

            Section 6.11 Affiliates. Not less than ten Business Days prior to the date of the Company Stockholder Meeting, the Company shall deliver to Parent a letter identifying all Persons who, in the judgment of the Company, may be deemed, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes after the date thereof. The Company shall use its reasonable efforts to cause each Person identified on such list to deliver to Parent not later than five Business Days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit A hereto.

            Section 6.12 Notification of Certain Matters. The Company shall give prompt notice to Parent of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any Company Material Adverse Effect or the occurrence of any event or events which could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or (d) the occurrence or existence of any event which makes or, with the passage of time or otherwise, is reasonably likely to make any representation or warranty contained herein (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) untrue in any material respect; provided, however, that the delivery of notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to Parent.

            Section 6.13 Tax Covenants.

            (a) The Company shall prepare and file or cause to be prepared and filed in a manner consistent with past practice all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include the Company or any of its Subsidiaries) that are required to be filed (with extensions) on or before the Closing Date; provided, however, that Parent shall have a reasonable opportunity, beginning at least fifteen (15) days prior to the due date thereof, to review and comment on the form and substance of such Tax Return.

            (b) All contracts, agreements, arrangements, or intercompany account systems under which the Company or any of its Subsidiaries may at any time have an obligation to indemnify for or share the payment of or liability for any portion of a Tax (or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company and each such Subsidiary on or prior to the Closing Date, and the Company and each such Subsidiary shall thereafter be released from any liability thereunder.

            (c) Except as required by applicable law, without obtaining Parent's prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, make, change or revoke any election in respect of Taxes, file any amended Tax Return, adopt or change any material accounting method or period in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, consent to any extension or waiver of any statute of limitation applicable to any material claim or assessment in respect of Taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund in respect of Taxes.

            (d) Parent and Company intend that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to use reasonable efforts to cause the Merger to so qualify. Each of Parent, Merger Sub and the Company agrees that it will not take, and will cause its Subsidiaries not to take any action, or fail to take any action, which action or failure would be reasonably likely to cause the Merger not to so qualify.

            Section 6.14 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Shares (including derivative securities with respect to such Company Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            Section 6.15 Benefits and Other Employee Matters.

            (a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries ("Company Employees") will continue to be provided with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by the Company and its Subsidiaries immediately prior to the Effective Time; provided that with respect to any Company Employees whose primary location of employment is also the primary location of employment of employees of Parent and its Subsidiaries, in satisfaction of its obligations under this sentence, Parent may provide such Company Employees with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by Parent and its Subsidiaries to similarly situated employees of Parent and its Subsidiaries.

            (b) Following the Effective Time, Parent shall cause service performed by Company Employees for the Company and its Subsidiaries (and any predecessor entities) to be taken into account for purposes of eligibility and vesting, and for purposes of determining severance, vacation and other paid time off entitlements, under the benefit plans of Parent and its Subsidiaries in which Company Employees participate to the extent such service was credited by the Company and its Subsidiaries under similar Benefit Plans. Notwithstanding the foregoing, nothing in this Section 6.15(b) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, (iii) service credit under a newly established plan for which prior service is not taken into account or (iv) employer contribution for any 401(k) plan.

            (c) From and after the Effective Time, Parent shall (i) cause to be waived any pre-existing condition limitations under welfare benefit plans, policies or practices of Parent or its Subsidiaries in which Company Employees participate and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Parent and its Subsidiaries.

            (d) It is the present intention of Parent and the Company that following the Effective Time, there will be no major reductions in work force at the Surviving Corporation or its Subsidiaries. Parent and the Company shall use their commercially reasonable efforts to encourage Company Employees to remain employed with the Company following the Effective Time; provided that nothing in this Section 6.15(d) shall (i) require or be construed to require Parent to provide any compensation or benefits other than as set forth above in Sections 6.15(a) through (c) or (ii) permit or be construed to permit the Company to take any actions except as expressly permitted by Section 6.1(b) and Section 6.1(n).

            Section 6.16 Subsidiary Matters. To the extent that Novasite would not be deemed a "Subsidiary" of the Company after the date of this Agreement based on the definition of "Subsidiary" in Article I, the Company shall use its reasonable efforts to cause Novasite to comply with all of the obligations under this Article VI applicable to (or with respect to) a Subsidiary of the Company.

                                  ARTICLE VII
                                   CONDITIONS

            Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

            (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

            (b) No Injunctions or Restraints. No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

            (c) Governmental Consents and Approvals. All necessary consents and approvals of any Governmental Entity required for the consummation of the transactions contemplated by this Agreement shall have been obtained, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (d) NYSE Listing. Parent Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective, and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

            Section 7.2 Conditions to Parent and Merger Sub's Obligation to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by Parent:

            (a) Representations Accurate. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) as of the date of this Agreement and at and as of the Closing Date, as if made as of such time (except for those representations and warranties which address matters only as of a particular date which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a Company Material Adverse Effect.

            (b) Performance. The Company shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

            (c) Officer's Certificate. Parent shall have received a certificate of an executive officer of the Company to the effect set forth in Sections 7.2(a) and 7.2(b).

            (d) Consents. Parent shall have received evidence, in form and substance satisfactory to it, that the Company shall have obtained all consents, approvals, authorizations, qualifications and Orders of third parties required in connection with this Agreement and the transactions contemplated hereby.

            (e) Certain Employees. No fewer that 70% of the scientific and/or technical employees of the Company listed in Section 7.2(e)(1) of the Company Disclosure Schedule shall be actively employed by the Company as of the Closing. In addition, each of the individual(s) named in Section 7.2(e)(2) of the Company Disclosure Schedule shall be actively employed by the Company as of the Closing, except to the extent where the failure of such named individual to be so actively employed as of the Closing results solely from the death or permanent and total disability of such named individual.

            (f) FIRPTA Certificate. The Company shall have furnished to Parent a certification in accordance with Treas. Reg. Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company is not a real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (a "FIRPTA Certificate"). Notwithstanding any provision of this Agreement to the contrary, if Parent does not receive a FIRPTA Certificate prior to the Closing despite the Company's reasonable efforts to provide such FIRPTA Certificate, Parent shall waive this condition and withhold from the consideration payable hereunder in accordance with the requirements of section 1445 of the Code.

            (g) License. The Novasite Restated License Agreement shall be in full force and effect in accordance with the terms thereof.

            (h) Tax Opinion. Parent shall have received an opinion of its special tax counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois), in form and substance reasonably satisfactory to Parent, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of executive officers of Parent, Merger Sub, the Company and others.

            Section 7.3 Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by the Company:

            (a) Representations Accurate. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Parent Material Adverse Effect) as of the date of this Agreement and at and as of the Closing Date, as if made as of such time (except for those representations and warranties which address matters only as of a particular date which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a Parent Material Adverse Effect.

            (b) Performance. Parent and Merger Sub shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

            (c) Officer's Certificate. The Company shall have received a certificate of an executive officer of the Parent and Merger Sub to the effect set forth in Sections 7.3(a) and 7.3(b).

            (d) Tax Opinion. The Company will have received an opinion of its special tax counsel, Pillsbury Winthrop LLP, in form and substance reasonably satisfactory to the Company, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, Merger Sub, the Company and others.

            Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

            Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

            (a) by mutual written consent of Parent, Merger Sub and the Company;

            (b) by either Parent or the Company:

                  (i) if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting;

                  (ii) if the Merger shall not have been consummated by June 30, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date; or

                  (iii) there shall be any Law or Order that has the effects set forth in Section 7.1(b).

            (c) by the Company, if Parent or Merger Sub (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in
Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by Parent or Merger Sub within 20 Business Days after Parent or Merger Sub receives written notice of such breach from the Company;

            (d) by Parent:

                  (i) if the Company (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by the Company within 20 Business Days after the Company receives written notice of such breach from Parent or Merger Sub;

                  (ii) in the event that prior to the obtaining of the Company Stockholder Approval (A) a Company Adverse Recommendation Change shall have occurred, (B) the Company will have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company that its stockholders vote in favor of the Merger and the transactions contemplated hereby, (C) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten Business Days after Parent requests in writing that such recommendation or determination be reaffirmed, (D) a tender or exchange offer relating to any Company Shares will have been commenced and the Company will not have sent to its security holders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (E) a Takeover Proposal is publicly announced, and the Company fails to issue, within ten Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the Board of Directors of the Company that its stockholders vote in favor of the Merger and the transactions contemplated hereby; or

                  (iii) if the Company breaches any of its obligations under
      Section 6.2.

            Section 8.2 Effect of Termination. Except as otherwise set forth in this Agreement, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors; provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement or from any rights, claims, causes of action or remedies arising from fraud, intentional misrepresentation or concealment; provided further, that the provisions of this Section 8.2, Section 8.3 (Fees and Expenses), Section 8.4 (Termination Fee), Section 9.7 (Publicity) and Article IX of this Agreement, the Confidentiality Agreement and the Standstill Agreement (except as provided in such Standstill Agreement) shall remain in full force and effect and survive any termination of this Agreement.

            Section 8.3 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/Prospectus (including any SEC filing fees).

            Section 8.4 Termination Fee.

            (a) If this Agreement shall be terminated pursuant to (i) Section 8.1(b)(i), 8.1(b)(ii) or 8.1(d)(i) and (A) at any time after the date hereof a Takeover Proposal shall have been publicly announced or otherwise communicated to the Company's Board of Directors and (B) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a transaction similar to a Takeover Proposal (solely for purposes of this Section 8.4(a)(i)(B), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in
Article I except that all references to "15%" shall be deemed to be references to "30%") or any such transaction is consummated or (ii) Section 8.1(d)(ii) or 8.1(d)(iii) hereof, then the Company shall (1) in the case of termination pursuant to clause (i) of this Section 8.4(a), upon the earlier to occur of the execution of such definitive agreement and such consummation or (2) in the case of termination pursuant to clause (ii) of this Section 8.4(a), within one Business Day of such termination, pay Parent a non-refundable fee in an amount equal to $20,250,000 (the "Termination Fee"), payable by wire transfer of immediately available funds to an account designated in writing to the Company by Parent.

            (b) The Company acknowledges that the agreements contained in this
Section 8.4 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment Parent commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorney's fees) in connection with such suit, together with interest on the amount of the fee at the prime rate in effect from time to time and quoted in The Wall Street Journal during such period. Parent agrees that the payment of the Termination Fee, if such payment is payable and is actually paid in accordance with Section 8.4(a), shall be the sole and exclusive remedy of Parent upon a termination of this Agreement pursuant to and in the manner described in Section 8.4(a).

            Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, subject to Section 9.11, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All covenants shall survive in accordance with their terms. This Article IX, the agreements of Parent, Merger Sub and the Company in Section 6.8 (Indemnification), Section 6.15 (Benefits and Other Employee Matters) and
Section 8.3 (Fees and Expenses) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time shall survive the consummation of the Merger.

            Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to have been duly received if so given (i) if sent by telecopy or facsimile transmission, when the electronic confirmation of successful transmission is received or (ii) if delivered in person, any courier or otherwise, upon actual receipt by the intended party:

            (a) if to Parent or Merger Sub, to

                  Eli Lilly and Company
                  Lilly Corporate Center
                  Indianapolis, Indiana 46285
                  Attn: Charles E. Schalliol
                  Telecopy: (317) 276-5996

                  with copies to:


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
                  Eli Lilly and Company
                  Lilly Corporate Center
                  Indianapolis, Indiana 46285
                  Attn: General Counsel
                  Telecopy: (317) 276-5996

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attn: Bernard E. Kury, Esq.
                           M. Adel Aslani-Far, Esq.
                  Telecopy: (212) 259-6333

            (b) if to the Company, to

                 Applied Molecular Evolution, Inc.
                 3520 Dunhill Street
                 San Diego, California 92121
                 Attn: William D. Huse, M.D., Ph.D.
                           Keith S. Manchester, M.D.
                 Telecopy: (858) 597-4950

            with a copy to:

                  Pillsbury Winthrop LLP
                  50 Fremont Street
                  San Francisco, California 94105
                  Attn: Thomas E. Sparks, Jr., Esq.
                  Telecopy: (415) 983-1200

            Section 9.3 Interpretation.

            (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

            (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (c) This Agreement is the result of the joint efforts of Parent, Merger Sub and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

            (d) The words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation."

            (e) The term "ordinary course of business" (or similar terms) shall be deemed to be followed by the words "consistent with past practice."

            Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than with respect to the matters set forth in Section 6.8 (Indemnification), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE MERGER, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

            Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            Section 9.7 Publicity. The initial press release shall be a joint press release. Thereafter, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties as to the form and substance of such press release or statement.

            Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to Parent or to any wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby (a) submit to the jurisdiction of any federal or state court sitting in the State of Delaware,
(b) agree not to object to venue in such courts or to claim that such forum is inconvenient and (c) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 9.2 hereof. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

            Section 9.10 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

            Section 9.11 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          ELI LILLY AND COMPANY


                                          By: /s/ SIDNEY TAUREL
                                              ----------------------------------
                                              Sidney Taurel
                                              Chairman of the Board, President
                                                   and Chief Executive Officer



                                          GENESIS MERGER SUB, INC.


                                          By: /s/ CHARLES E. SCHALLIOL
                                              ----------------------------------
                                              Charles E. Schalliol
                                              President



                                          APPLIED MOLECULAR EVOLUTION, INC.


                                          By: /s/ WILLIAM D. HUSE
                                              ----------------------------------
                                              William D. Huse, M.D., Ph.D.
                                              President, Chief Executive Officer
                                                   and Chairman of the Board


                          Agreement and Plan of Merger
                           Counterpart Signature Page

                                   EXHIBIT A
                           FORM OF AFFILIATE AGREEMENT

                                     [DATE]

ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285


Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 21, 2003 by and among Eli Lilly and Company, an Indiana corporation ("Parent"), Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Applied Molecular Evolution, Inc., a Delaware corporation (the "Company"), pursuant to which Merger Sub shall be merged with and into the Company (the "Merger").

The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of the Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 6.11 of the Merger Agreement.

With respect to the shares of common stock, no par value, of Parent as may be received by the undersigned pursuant to the Merger Agreement ("Parent Shares"), the undersigned represents to and agrees with Parent that:

            A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of Parent Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all Parent Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

            B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Shares to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

            C. The undersigned has been advised that the offering, sale and delivery of Parent Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of the Company at the time the Merger is submitted to a vote of the stockholders of the Company, any public reoffering or resale by the undersigned of any of Parent Shares will, under current law, require either (i) the further registration under the Act of Parent Shares to be sold, (ii) compliance with

      Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

            D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Shares by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

            E. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to Parent's transfer agents with respect to Parent Shares and that there will be placed on the certificates for Parent Shares, or any substitution therefor, a legend stating in substance:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION UNDER RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED ONLY IN ACCORDANCE WITH THE TERMS OF THE LETTER AGREEMENT, DATED [-], BETWEEN THE HOLDER HEREOF AND ELI LILLY AND COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ELI LILLY AND COMPANY.

            F. It is understood and agreed that the legend set forth in paragraph E above will be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act, (ii) Parent has received satisfactory written evidence that the securities represented thereby have been sold in compliance with Rule 145 (in which case, the substitute certificates shall be issued in the name of the transferee) or
      (iii) Parent has received either an opinion of counsel, in form and substance reasonably satisfactory to Parent, or a "no-action" letter obtained by undersigned from the staff of the Securities and Exchange Commission (the "Commission"), to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

            G. The undersigned understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent and the Company and will be relied upon by such entities and their respective counsel and accountants.

            H. The undersigned understands and agrees that this letter will apply to all shares of the capital stock of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

For so long as and to the extent necessary to permit the undersigned to sell Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will take all reasonable actions to file, on a timely basis, all reports and other information required to be filed with the Securities and Exchange Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

Any notices or any other communications in connection herewith will be in writing and will be given to Parent at Parent's address on the first page of this letter and to the undersigned at the address set forth below the undersigned's name; or to such other address or person as Parent will furnish to the undersigned in writing or that the undersigned will furnish to Parent in writing in accordance with the provisions of this paragraph; and will be deemed to have been duly received if so given (i) if delivered in person or by courier, upon actual receipt by the intended party, (ii) if sent by telecopy or facsimile transmission, when the electronic confirmation of successful transmission is received or (iii) if sent by mail, upon five days after such notice or other communication is deposited in the mail.

This letter will be governed by the laws of the State of Delaware regardless of applicable principles of conflicts of laws. This letter will be binding upon the undersigned and Parent and their respective successors and assigns. This letter is the complete agreement between the undersigned and Parent concerning the subject matter hereof. In the event that any signature hereto is delivered by facsimile transmission, such signature will create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time (as defined in the Merger Agreement), then the legal effect of this letter will thereupon automatically terminate.

Execution of this letter will not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                               Very truly yours,


                                               _________________________________
                                               Name:
                                               Address:

Agreed to and accepted as of
the date first written above:

ELI LILLY AND COMPANY


By:_____________________________________
Name:
Title: